Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Feb. 2, 2016 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter 2015 net income of $62.9 million, or $0.76 per diluted share, compared to net income of $48.1 million, or $0.58 per diluted share, during the previous quarter and net income of $80.9 million, or $0.97 per diluted share, during the fourth quarter of 2014.

Operating income of $91.4 million declined 16% sequentially and 23% compared to the same quarter in 2014.  Sequentially, operating revenues fell by 4% while expenses rose 1%.  Compared to the same period last year, operating revenues declined by 9% and expenses declined 3%.  The operating margin during the quarter was 25.3% compared to 29.0% and 30.0% for the third quarter of 2015 and the fourth quarter of 2014, respectively.

Assets under management ended the year at $104 billion; down 2% during the quarter as market appreciation partly offset the impact of net outflows.  Compared to December 31, 2014, assets under management declined 16% due to a combination of net outflows and market erosion.

“Heightened market volatility has been a consistent theme throughout 2015, challenging performance and causing anxiety with investors,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “In addition to market challenges, we have had to manage increased redemption pressure and weaker sales in some of our key strategies due in part to underperformance in these funds.  In light of lower levels of assets under management, we are evaluating operating expenses to align our cost structure with revenues.”

“We are focused on broad strategic initiatives across our distribution channels that will secure our success in the future,” continued Herrmann.  “Our Advisors channel will undergo a major upgrade to introduce a state-of-the-art brokerage platform and initiate important changes within our product offerings and share classes, including a shift to I-shares in our advisory programs, to ensure that our broker/dealer remains competitive.  Now more than ever, it is critical that our products remain responsive to rapid changes in investor sentiment, and as such, we will continue to adapt and bring solutions to our distribution partners.”

Management Fee Revenue Analysis

Management fees declined 5% sequentially in correlation with lower average assets under management.  Compared to the same quarter last year, management fees declined 12% compared to a 14% decline in average assets under management.  Average assets under management were $108.9 billion during the current quarter compared to $114.8 billion during the prior quarter and $126.9 billion during the fourth quarter of 2014.  The effective fee rate for the current quarter was 60.6 basis points compared to 60.5 basis points and 59.0 basis points during the third quarter of 2015 and fourth quarter of 2014, respectively.  Management fees as a percentage declined less than average assets due to a mix-shift in the asset base that led to an improvement of 1.6 basis points in the effective fee rate compared to the fourth quarter of 2014.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues declined 3% sequentially primarily due to a decline in asset-based Rule 12b-1 fees in our Wholesale channel, and to a lesser degree in our Advisors channel.  Our Advisors channel also experienced a decline in advisory fees revenues; however, this was partially offset by an increase in sales commissions.

Compared to the same period last year, revenues declined 6% due to lower asset-based Rule 12b-1 fees in our Wholesale and Advisors channels, which was partially offset by an increase in advisory fees in our Advisors channel.

Underwriting and Distribution Costs

Costs in the fourth quarter of 2015 were relatively unchanged compared to the third quarter.  Direct costs in both retail distribution channels generally declined in line with revenues.  Indirect costs rose due to severance costs and higher health insurance costs in our Advisors channel.  Indirect costs in our Wholesale channel increased due to additional marketing and advertising costs, which were partially offset by lower IT costs.

Compared to the fourth quarter of 2014, costs declined 3%.  Direct costs in our Wholesale channel declined with revenues while direct costs in our Advisors channel rose with higher advisory fees.  Indirect costs rose due to higher compensation costs in our Advisors channel as well as higher IT costs in our Wholesale channel.

Compensation and Related Expense Analysis

Costs rose 5% sequentially due to higher deferred compensation, taxes and health insurance costs, which were partly offset by lower incentive compensation and lower equity compensation costs.  Compared to the fourth quarter of 2014, costs rose 2% due to higher incentive compensation, base salaries and pension costs, which were partially offset by lower severance and equity compensation.

General and Administrative Expense Analysis

Costs increased 2% sequentially due primarily to an increase in IT costs.  Compared to the same quarter last year, costs declined 10% due to lower consulting and dealer services costs and to a lesser degree, lower advertising costs.

Investment and Other Income

Investment and other income of $7.6 million represent a net increase of $24.5 million from the losses of $16.9 million in the prior quarter.  The current quarter’s effective tax rate was 34.6%, down from 46.2% in the prior quarter due primarily to unrealized investment gains.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$188,037	$193,624	$197,783	$188,658	$182,105	$185,914	$175,218	$166,325
Underwriting and distribution fees	165,267	169,001	173,047	171,363	166,978	171,508	165,130	160,382
Shareholder service fees	37,112	38,009	38,728	37,130	36,375	36,568	35,761	34,367
Total operating revenues	390,416	400,634	409,558	397,151	385,458	393,990	376,109	361,074
Operating Expenses:
Underwriting and distribution	194,951	195,608	197,246	195,522	195,420	195,762	189,065	189,534
Compensation and related costs	50,009	48,589	48,375	47,437	53,495	52,829	46,157	48,271
General and administrative	23,756	27,183	24,924	28,774	25,678	27,897	25,458	26,033
Subadvisory fees	1,877	2,069	2,203	2,287	2,387	2,394	2,305	2,048
Depreciation	3,249	3,541	3,786	4,058	4,034	4,064	4,117	3,831
Intangible asset impairment	—	—	7,900	—	—	—	—	—
Total operating expenses	273,842	276,990	284,434	278,078	281,014	282,946	267,102	269,717
Operating Income	116,574	123,644	125,124	119,073	104,444	111,044	109,007	91,357
Investment and other income/(loss)	3,900	6,100	(1,205)	7,995	3,972	9	(16,872)	7,647
Interest expense	(2,755)	(2,755)	(2,769)	(2,763)	(2,766)	(2,765)	(2,765)	(2,772)
Income before taxes	117,719	126,989	121,150	124,305	105,650	108,288	89,370	96,232
Provision for taxes	42,855	44,001	46,564	43,412	38,537	40,843	41,312	33,312
Net Income	$74,864	$82,988	$74,586	$80,893	$67,113	$67,445	$48,058	$62,920
Net income per share, basic and diluted:	0.88	0.98	0.89	0.97	0.80	0.80	0.58	0.76
Weighted average shares outstanding - basic and diluted	85,019	85,073	84,242	83,623	83,581	84,079	83,469	82,873
Operating margin	29.9%	30.9%	30.6%	30.0%	27.1%	28.2%	29.0%	25.3%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$59,564	$60,237	$59,807	$55,331	$52,142	$51,768	$47,040	$43,091
U&D Expenses - Direct	(79,700)	(76,834)	(75,775)	(70,150)	(68,595)	(66,947)	(62,117)	(57,119)
U&D Expenses - Indirect	(11,535)	(12,791)	(13,317)	(14,032)	(14,029)	(13,972)	(13,329)	(14,614)
Net Distribution (Costs)	$(31,671)	$(29,388)	$(29,285)	$(28,851)	$(30,482)	$(29,151)	$(28,406)	$(28,642)

Advisors Channel
U&D Revenues	$105,703	$108,764	$113,240	$116,032	$114,836	$119,740	$118,090	$117,291
U&D Expenses - Direct	(74,697)	(76,867)	(79,700)	(82,231)	(82,022)	(85,177)	(84,420)	(83,413)
U&D Expenses - Indirect	(29,019)	(29,116)	(28,454)	(29,109)	(30,774)	(29,666)	(29,199)	(34,388)
Net Distribution Excess/(Costs)	$1,987	$2,781	$5,086	$4,692	$2,040	$4,897	$4,471	$(510)

Changes in Assets Under Management

(Amounts in millions)

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$67,055	$70,467	$71,671	$66,375	$60,335	$59,412	$57,545	$49,320
Sales*	7,017	4,864	4,269	2,383	3,870	3,239	2,768	2,341
Redemptions	(3,562)	(4,363)	(7,008)	(8,592)	(6,259)	(4,558)	(5,569)	(7,300)
Net Exchanges	112	(397)	112	74	224	144	265	176
Net flows	3,567	104	(2,627)	(6,135)	(2,165)	(1,175)	(2,536)	(4,783)
Market action	(155)	1,100	(2,669)	95	1,242	(692)	(5,689)	1,104
Ending assets	$70,467	$71,671	$66,375	$60,335	$59,412	$57,545	$49,320	$45,641

Advisors Channel
Beginning assets	$43,667	$44,224	$45,797	$44,908	$45,517	$46,385	$45,947	$42,215
Sales*	1,435	1,457	1,322	1,332	1,270	1,347	1,238	1,218
Redemptions	(1,106)	(1,098)	(1,146)	(1,224)	(1,279)	(1,279)	(1,242)	(1,245)
Net Exchanges	(112)	(88)	(112)	(74)	(224)	(144)	(265)	(176)
Net flows	217	271	64	34	(233)	(76)	(269)	(203)
Market action	340	1,302	(953)	575	1,101	(362)	(3,463)	1,332
Ending assets	$44,224	$45,797	$44,908	$45,517	$46,385	$45,947	$42,215	$43,344

Institutional Channel
Beginning assets	$15,821	$16,692	$18,165	$17,603	$17,798	$17,097	$17,214	$14,657
Sales*	1,554	1,193	328	317	300	1,203	465	773
Redemptions	(679)	(851)	(727)	(663)	(1,460)	(1,003)	(1,817)	(799)
Net Exchanges	—	485	—	—	—	—	—	—
Net flows	875	827	(399)	(346)	(1,160)	200	(1,352)	(26)
Market action	(4)	646	(163)	541	459	(83)	(1,205)	783
Ending assets	$16,692	$18,165	$17,603	$17,798	$17,097	$17,214	$14,657	$15,414

Consolidated Total
Beginning assets	$126,543	$131,383	$135,633	$128,886	$123,650	$122,894	$120,706	$106,192
Sales*	10,006	7,514	5,919	4,032	5,440	5,789	4,471	4,332
Redemptions	(5,347)	(6,312)	(8,881)	(10,479)	(8,998)	(6,840)	(8,628)	(9,344)
Net Exchanges	—	—	—	—	—	—	—	—
Net flows	4,659	1,202	(2,962)	(6,447)	(3,558)	(1,051)	(4,157)	(5,012)
Market action	181	3,048	(3,785)	1,211	2,802	(1,137)	(10,357)	3,219
Ending assets	$131,383	$135,633	$128,886	$123,650	$122,894	$120,706	$106,192	$104,399

*  Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2014				2015
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	60	60	59	59	61	62	61	61
Number of Advisors	1,737	1,740	1,759	1,766	1,745	1,780	1,795	1,819
Advisors’ Productivity *	60.9	62.4	64.6	65.7	65.9	67.9	66.3	64.9

Redemption rates - long term assets
Wholesale	21.1%	25.1%	40.3%	53.8%	42.9%	31.0%	41.2%	59.3%
Advisors	8.2%	7.9%	8.2%	8.9%	9.0%	9.0%	8.9%	9.3%
Institutional	17.0%	19.9%	16.1%	14.7%	33.7%	23.2%	45.4%	20.5%
Total	16.2%	18.7%	26.1%	32.4%	29.0%	21.7%	29.3%	33.7%

Operating highlights
Organic growth/(decay) annualized	14.7%	3.7%	-8.7%	-20.0%	-11.5%	-3.4%	-13.8%	-18.9%
Total assets under management (in millions)	131,383	135,633	128,886	123,650	122,894	120,706	106,192	104,399

Diversification (Company Total)
As % of Sales
Asset Strategy	33.4%	26.3%	24.9%	4.2%	17.1%	12.5%	12.5%	6.4%
Fixed Income	23.3%	25.4%	28.8%	28.1%	23.8%	16.8%	18.9%	24.5%
Other	43.3%	48.3%	46.3%	67.7%	59.1%	70.7%	68.6%	69.1%
As % of Assets Under Management
Asset Strategy	33.9%	32.9%	32.0%	28.8%	27.0%	25.7%	23.7%	20.8%
Fixed Income	18.6%	18.7%	18.2%	17.8%	17.7%	17.5%	18.7%	17.7%
Other	47.5%	48.4%	49.8%	53.4%	55.3%	56.8%	57.6%	61.5%

Operating margin	29.9%	30.9%	30.6%	30.0%	27.1%	28.2%	29.0%	25.3%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	18%	26%	22%
Funds ranked in top half	61%	60%	48%

Assets ranked in top quartile	13%	38%	35%
Assets ranked in top half	37%	56%	72%

*      Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)	Dec. 31, 2015

Cash & cash equivalents (unrestricted)	$558.5
Investment securities	291.7
Total assets	1,555.7
Long-term debt	190.0
Total liabilities	709.3
Stockholders’ equity	846.4

Shares outstanding	82.9	million shares

	Quarter ended	Year-to-Date
($ in thousands)	Dec. 31, 2015	Dec. 31, 2015
Shares repurchased
Number of shares	520,154	1,955,509
Total cost	$17,058	$80,335

Dividend paid
Rate per share	$0.46	$1.75
Total paid	$35,710	$143,959

Capital returned to stockholders	$52,768	$224,294

On December 31 2015, we granted 355,468 shares of restricted stock in accordance with our executive compensation program.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	Year Ended
	Dec-14	Dec-15	% Change
Operating Revenues:
Investment management fees	$768,102	$709,562	-7.6%
Underwriting and distribution fees	678,678	663,998	-2.2%
Shareholder service fees	150,979	143,071	-5.2%
Total operating revenues	1,597,759	1,516,631	-5.1%
Operating Expenses:
Underwriting and distribution	783,327	769,781	-1.7%
Compensation and related costs	194,410	200,752	3.3%
General and administrative	104,637	105,066	0.4%
Subadvisory fees	8,436	9,134	8.3%
Depreciation	14,634	16,046	9.6%
Intangible asset impairment	7,900	—	N/A
Total operating expenses	1,113,344	1,100,779	-1.1%
Operating Income	484,415	415,852	-14.2%
Investment and other income	16,790	(5,244)	-131.2%
Interest expense	(11,042)	(11,068)	0.2%
Income before taxes	490,163	399,540	-18.5%
Provision for taxes	176,832	154,004	-12.9%
Net Income	$313,331	$245,536	-21.6%
Net income per share, basic and diluted	3.71	2.94	-20.7%
Weighted average shares outstanding - basic and diluted	84,485	83,499
Operating margin	30.3%	27.4%

Net Distribution Cost Analysis

(Amounts in thousands)

	Year Ended
	Dec-14	Dec-15	% Change
Wholesale Channel
U&D Revenues	$234,939	$194,041	-17.4%
U&D Expenses - Direct	(302,459)	(254,778)	-15.8%
U&D Expenses - Indirect	(51,675)	(55,944)	8.3%
Net Distribution (Costs)	$(119,195)	$(116,681)	-2.1%

Advisors Channel
U&D Revenues	$443,739	$469,957	5.9%
U&D Expenses - Direct	(313,495)	(335,032)	6.9%
U&D Expenses - Indirect	(115,698)	(124,027)	7.2%
Net Distribution Excess	$14,546	$10,898	-25.1%

Changes in Assets Under Management

(Amounts in millions)

	Year Ended
	Dec-14	Dec-15	% Change
Wholesale Channel
Beginning assets	$67,055	$60,335	-10.0%
Sales*	18,534	12,218	-34.1%
Redemptions	(23,524)	(23,686)	0.7%
Net Exchanges	(101)	809	N/M
Net flows	(5,091)	(10,659)	109.4%
Market action	(1,629)	(4,035)	-147.7%
Ending assets	$60,335	$45,641	-24.4%

Advisors Channel
Beginning assets	$43,667	$45,517	4.2%
Sales*	5,545	5,073	-8.5%
Redemptions	(4,575)	(5,044)	10.3%
Net Exchanges	(384)	(809)	N/M
Net flows	586	(780)	N/M
Market action	1,264	(1,393)	N/M
Ending assets	$45,517	$43,344	-4.8%

Institutional Channel
Beginning assets	$15,821	$17,798	12.5%
Sales*	3,392	2,743	-19.1%
Redemptions	(2,920)	(5,081)	74.0%
Net Exchanges	485	—	N/M
Net flows	957	(2,338)	N/M
Market action	1,020	(46)	N/M
Ending assets	$17,798	$15,414	-13.4%

Consolidated Total
Beginning assets	$126,543	$123,650	-2.3%
Sales*	27,471	20,034	-27.1%
Redemptions	(31,019)	(33,811)	9.0%
Net Exchanges	—	—	N/M
Net flows	(3,548)	(13,777)	288.3%
Market action	655	(5,474)	N/M
Ending assets	$123,650	$104,399	-15.6%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds and investment advisor and global distributor to the Ivy Global Investors Fund SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2014 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2015. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.